Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ENACTED UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IGI, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank Gerardi, Chairman and Chief Executive Officer and Chief Financial Officer of the Company, state and certify, pursuant to 18 U.S.C. [SECTION] 1350, as enacted under [SECTION] 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of March 31,2005 (the end of the period covered by the Report).

Date: May 20, 2005

/s/ Frank Gerardi

Frank Gerardi
Chairman and Chief Executive Officer

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